NEUBERGER BERMAN EQUITY FUNDS
                                   TRUST CLASS
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A

SERIES
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Neuberger Berman Century Fund

Neuberger Berman Focus Fund

Neuberger Berman Genesis Fund

Neuberger Berman Guardian Fund

Neuberger Berman International Fund

Neuberger Berman Manhattan Fund

Neuberger Berman Millennium Fund

Neuberger Berman Partners Fund

Neuberger Berman Regency Fund

Neuberger Berman Socially Responsive Fund

Neuberger Berman Technology Fund






Dated:  December 16, 2000